Exhibit 10.31

CHEUNG TERENCE SHIU KAY

Lender

and

XACT DIGITAL LIMITED

Borrower

LINE OF CREDIT AGREEMENT

JULY 1, 2024

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 1ST July 2024 (“Effective Date”) by and among CHEUNG TERENCE SHIU KAY, a natural individual with the Australia passport No:PA6926537 (“Lender”) and Xact Digital Limited, a limited liability company incorporated in Hong Kong whose address is 21/F,Sugar+,25-31 Sugar Street, Causeway Bay, Hong Kong (“Borrower”).

BACKGROUND:

The Lender wishes to make a loan facility available to the borrower. The terms and conditions of that loan are set out on this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, Borrower and Lender mutually agree as follows:

1.	DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below:

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in Hong Kong.

“Drawdown Date” shall mean the date from which the Loan may be drawn down by the Borrower in whole starting from the date of this Agreement and/or such other subsequent dates as the Lender may agree with the Borrower.

“Loan Amount” shall mean a loan to be made by the Lender to the Borrower under this Agreement in the principal amount of up to an equivalent amount in US$500,000.

“Maturity Date” shall mean on the date of 30 June 2027; and

“Repayment Schedule” shall mean reference to the repayment schedule stipulated in Section 4 annexed hereto and made a part hereof;

2.	LOAN AND INTEREST

2.1.	Loan. The Lender hereby grants to the Borrower a loan facility up to the maximum amount of Five Hundred Thousand Dollars (US$500,000.00) on the terms and subject to the conditions of this Agreement.

2.2.	Interest. Interest shall be payable on the outstanding Principal Indebtedness at the rate of zero percent (0%) per annum (the “Interest Rate”).

2.3.	Prepayment. Borrower may prepay, in whole or in part, the Principal Indebtedness of the loan facility, and all Interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of each of the Lender and without payment of any premium or penalty.

2.4.	Extension of Maturity Date. At any time to the Maturity Date upon mutual written consent of the Borrower and the Lender, the Maturity Date may be extended for up to an additional half-year period, in which case the “Maturity Date” shall mean such later date as is agreed upon by the parties.

3.	DRAWDOWN

The Loan may be drawn down by the Borrower in one lump sum or in multiple tranches from the Drawdown Date by electronic communication or by written notice to the Lender.

4.	REPAYMENT

4.1	Revolving Facility. The Borrower may draw amounts from the Loan facility up to a maximum aggregate principal of USD 500,000 during the availability period. Each amount drawn shall constitute a separate advance under a revolving credit facility, such that repaid amounts may be redrawn by the Borrower prior to the Maturity Date, subject to the same terms.

4.2	Repayment on Demand with Notice Notwithstanding the Maturity Date set forth herein, both Parties agree that the Lender may, at any time, demand full or partial repayment of any outstanding advances, together with any accrued interest (if applicable), by providing not less than one (1) month’s prior written notice to the Borrower.

4.3	Voluntary Prepayment The Borrower may, at any time prior to the Maturity Date, prepay all or part of any outstanding advance without premium or penalty. Any amounts so repaid may be redrawn in accordance with Clause 4.1 above.

4.4	Notice Deemed Receipt Any notice transmitted by email or delivered after 5:00 pm on a Business Day or on a non-Business Day shall be deemed received at 9:00 am on the next Business Day.

5.	CONTRACT AMENDMENT

At any time after the execution date of this Agreement and before the Repayment Date(s), this Agreement may be amended / changed / added to / deleted in part based on mutual agreement between the Parties subject to the appending of written terms described fully in a Contract Amendment.

Subject to future terms agreed between the Parties, the outstanding loan balance, or drawn down loan amount at the time, as presided by this Agreement may be altered, amended, or adapted to become a convertible debenture / bond / note as suitable, and as made out by the Lender to the Borrower under terms stipulated by a Contract Amendment. Any shares of equity stock associated to such convertible debenture / bond / note may be that of the Borrower and/or its affiliated group company as deemed suitable by the Parties.

6.	REPRESENTATIONS AND WARRANTIES

The Borrower does hereby represent and warrant to Lender, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows (provided that any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the disclosure schedules of Borrower):

7.	ASSIGNMENT AND TRANSFER

Either Party may at any time assign or transfer the whole or any part of the other Party’s rights and/or obligations under this Agreement to any person, subject to the written consent of the other Party.

8.	GOVERNING LAW AND JURISDICTION

This agreement should be construed in all respects in accordance with and be governed by the laws of the Hong Kong Special Administrative Region of the Peoples’ Republic of China and each Party agrees to submit to the exclusive jurisdiction of the Hong Kong courts as regards any claim or matter arising out of this agreement agreed to the above arrangement by signing at below.

9.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, in which case this Agreement will be as effective as if all signatures on the counterpart were on a single copy of this Agreement.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

[Signature page to follow]

This Agreement has been executed as an agreement and is delivered and takes effect on the date stated at the beginning of it.

LENDER:
CHEUNG TERENCE SHIU KAY

/s/ Terence Cheung

BORROWER:
XACT DIGITAL LIMITED

/s/ Lun Tak Po
Name: LUN TAK PO
Title: Director

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